Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Fourth Quarter and Full-Year 2019 Results

Strong Customer Service Performance Drives Fourth Quarter Profitability, Free Cash Flow and Reduced Leverage; Positions Company for Accelerated Transformation

SUSSEX, WI, February 18, 2020 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”) today reported results for its fourth quarter and full-year ending December 31, 2019.

Recent Highlights

•	Exceeded revised 2019 guidance for net sales, Adjusted EBITDA and Free Cash Flow.

•	Reduced Debt Leverage Ratio to 3.1x in the fourth quarter.

•	Expands cost reduction program to $100 million, to be fully realized in 2020.

•	Divested Omaha, Neb., packaging plant for $41 million as part of ongoing efforts to optimize its product portfolio.

•	Declares quarterly dividend of $0.15 per share.

“I am pleased to report that our fourth quarter results exceeded expectations, driven by continued execution against our strategic priorities, including aggressive cost management and increased manufacturing productivity. We had one of the best quarters in the past decade in terms of customer service performance, achieving strong quality and on-time delivery for our clients in their busiest season. This strong performance is due, in large part, to our decision to invest $40 million to increase hourly production employees’ wages, as we saw significant productivity gains throughout the quarter,” said Joel Quadracci, Chairman, President & CEO.

“In 2020, we will continue to make prudent, long-term decisions as we accelerate the transformation of our company as a marketing solutions partner with a strong foundation in print,” Quadracci continued. “This transformation, which we call Quad 3.0, is focused on counteracting ongoing print industry volume declines in order to reposition the business toward growth. During 2019, this strategy led to $225 million of organic incremental sales growth, helping to significantly offset print sales decline. Our ultimate goal is to completely offset the organic sales decline through growth of our higher-margin marketing solutions, which drive revenue across all our products and services.”

Added Quadracci: “We continue to win segment share, which reflects the strength of our offering as well as the long-term financial and operational stability of our company. We recently secured 100 percent of print volumes from two large national magazine publishers, and are onboarding that multi-year work now. We also continue to optimize our product portfolio for the long term through the lens of Quad 3.0. Most recently we divested our Omaha packaging plant to focus on our higher value packaging solutions that help clients create a cohesive brand experience across channels. This follows our decision to divest our book business and sell our industrial wood crating business in 2019.”

Summary Results
Results for the three months ended December 31, 2019, included:

•
Net Sales (excluding discontinued operations) — Net sales were $1.1 billion in 2019, down 4.9% from 2018. Organic sales declined 5.9% during the quarter, after excluding sales related to the January 2019 acquisition of Periscope. The organic results benefitted from new sales generated from the Company’s Quad 3.0 growth strategy, which were offset by ongoing print industry volume and pricing pressures, and a negative 0.3% impact from foreign exchange.

•
Net Earnings Attributable to Quad Common Shareholders — Net earnings attributable to Quad common shareholders were $8 million in 2019, or $0.15 diluted earnings per share, as compared to net loss of $21 million in 2018, or $0.42 diluted loss per share. Excluding the results from discontinued operations, net earnings from continuing operations were $7 million in 2019, or $0.14 diluted earnings per share, as compared to net loss from continuing operations of $11 million in 2018, or $0.23 diluted loss per share.

•
Adjusted EBITDA (excluding discontinued operations) — Adjusted EBITDA was $96 million in 2019, as compared to $118 million in 2018, and Adjusted EBITDA margin was 9.0% in 2019, as compared to 10.5% in 2018. The variance to prior year primarily reflects the impact from the organic sales decline of 5.9%, a $13 million decrease in print profits from the reduction in market price for paper byproduct recoveries, the impact of a $6 million gain in 2018 from a sales tax litigation settlement in Peru, and $5 million of strategic investments made to increase hourly production employees’ wages, partially offset by cost reduction activities.

Results for the full-year ended December 31, 2019, included:

•
Net Sales (excluding discontinued operations) — Net sales were $3.9 billion in 2019 as compared to $4.0 billion in 2018, down 1.6%. Organic sales declined 3.5% after excluding sales related to the acquisitions of Ivie and Periscope, and an investment in Rise Interactive. The organic results reflect new sales generated from the Company’s Quad 3.0 growth strategy, offset by ongoing print industry volume and pricing pressures, and a negative 0.6% impact from foreign exchange.

•
Net Loss Attributable to Quad Common Shareholders — Net loss attributable to Quad common shareholders was $156 million in 2019, or $3.12 diluted loss per share, as compared to net earnings of $9 million in 2018, or $0.16 diluted earnings per share. Excluding the results from discontinued operations, net loss from continuing operations was $56 million in 2019, or $1.11 diluted loss per share, as compared to net earnings from continuing operations of $30 million in 2018, or $0.59 diluted earnings per share.

•
Adjusted EBITDA (excluding discontinued operations) — Adjusted EBITDA was $335 million in 2019, as compared to $428 million in 2018, and Adjusted EBITDA margin was 8.5% in 2019, as compared to 10.7% in 2018. The variance to prior year primarily reflects the impact from the organic sales decline of 3.5%, $33 million in non-recurring benefits in 2018 that did not repeat at the same level in 2019, a $29 million impact from strategic investments made to increase hourly production employees’ wages, and a $27 million decrease in print profits from the reduction in market price for paper byproduct recoveries, partially offset by cost reduction activities.

•
Net Cash Provided by Operating Activities — Net cash provided by operating activities was $156 million in 2019, as compared to $261 million in 2018, primarily due to lower net earnings and $61 million in transaction costs associated with a terminated acquisition during the year.

•
Free Cash Flow — Free Cash Flow, excluding $61 million in payments from a terminated acquisition, was $106 million in 2019, as compared to $164 million in 2018, primarily due to lower net earnings and increased capital expenditures on long-term investments in automation and productivity improvements in the manufacturing platform.

Dividend
Quad’s next quarterly dividend of $0.15 per share will be payable on March 9, 2020, to shareholders of record as of February 28, 2020.

2020 Guidance
The Company provided the following 2020 financial guidance:

U.S. $	2019 Actuals	2020 Guidance Range
Net Sales	$3.9 billion	$3.5 to $3.7 billion
Adjusted EBITDA	$335 million	$285 to $315 million
Free Cash Flow(1)	$106 million	$100 to $130 million

(1)	Free Cash Flow includes cash flows from the discontinued operations of the book business.

Dave Honan, Executive Vice President and CFO, concluded: “In fiscal 2020, we remain disciplined in our efforts to manage our costs, and drive earnings and Free Cash Flow growth to reduce our leverage and further strengthen our balance sheet. In line with these goals, we have doubled our previously announced $50 million cost reduction program to $100 million, which we expect to fully realize in 2020. Looking ahead, these efforts, and the ongoing success of our Quad 3.0 strategy, are expected to continue to significantly offset ongoing print industry volume and pricing pressures.”

Quarterly Conference Call

Quad will hold a conference call at 10 a.m. ET on Wednesday, February 19, to discuss fourth quarter and full-year 2019 results.

Participants can pre-register for the webcast by navigating to http://dpregister.com/10137590. Participants will be given a unique PIN to gain immediate access to the call on February 19, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until March 19, 2020, accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10137590

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive environment creates downward pricing pressures and potential underutilization of assets; the impact of digital media and similar technological changes, including digital substitution by consumers; the impact of fluctuations in costs (including labor and labor- related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of increased business complexity as a result of the Company’s transformation to a marketing solutions partner; the failure to successfully identify, manage, complete and integrate acquisitions and other significant transactions, as well as the successful identification and execution of strategic divestitures; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of changing future economic conditions; the fragility and decline in overall distribution channels, including newspaper distribution channels; the impact of changes in postal rates, service levels or regulations; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business; the failure to attract and retain qualified talent across the enterprise; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; significant capital expenditures may be needed to maintain the Company’s platforms and processes and to remain technologically and economically competitive; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and intangible assets; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad common shareholders excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, (loss) earnings from discontinued operations, net of tax, net pension income, employee stock ownership plan contributions, loss (gain) on debt extinguishment, equity in (earnings) loss of unconsolidated entity, the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad) and net earnings (loss) attributable to noncontrolling interests. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, plus LSC-related payments primarily related to incremental interest payments associated with the 2019 amended debt refinancing and transaction-related costs. Debt Leverage Ratio is defined as total debt and finance lease obligations divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings (Loss) Per Share is defined as earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity excluding restructuring, impairment and transaction-related charges, employee stock ownership plan contributions, loss (gain) on debt extinguishment, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the

GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad
Quad (NYSE: QUAD) is a worldwide marketing solutions partner dedicated to creating a better way for its clients through a data-driven, integrated marketing platform that helps reduce complexity, increase efficiency and enhance marketing spend effectiveness. Quad provides its clients with unmatched scale for client on-site services and expanded subject expertise in marketing strategy, creative solutions, media deployment (which includes a strong foundation in print) and marketing management services. With a client-centric approach that drives its expanded offering, combined with leading-edge technology and single-source simplicity, Quad has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, financial/insurance, healthcare, consumer packaged goods, publishing and direct-to-consumer. Quad has multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world. For additional information visit www.QUAD.com.

Investor Relations Contact

Kyle Egan
Director of Investor Relations and Assistant Treasurer, Quad
414-566-2482
kegan@quad.com

Media Contact

Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2019 and 2018
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2019	2018
Net sales	$1,069.9	$1,124.9
Cost of sales	867.9	917.1
Selling, general and administrative expenses	107.1	90.1
Depreciation and amortization	50.2	52.9
Restructuring, impairment and transaction-related charges	15.7	62.7
Total operating expenses	1,040.9	1,122.8
Operating income from continuing operations	29.0	2.1
Interest expense	20.4	19.3
Net pension income	(1.5)	(3.1)
Earnings (loss) from continuing operations before income taxes and equity in earnings of unconsolidated entity	10.1	(14.1)
Income tax expense (benefit)	3.6	(2.6)
Earnings (loss) from continuing operations before equity in earnings of unconsolidated entity	6.5	(11.5)
Equity in earnings of unconsolidated entity	(0.6)	(0.3)
Net earnings (loss) from continuing operations	7.1	(11.2)
Earnings (loss) from discontinued operations, net of tax	0.5	(9.4)
Net earnings (loss)	7.6	(20.6)
Less: net earnings attributable to noncontrolling interests	0.1	0.2
Net earnings (loss) attributable to Quad common shareholders	$7.5	$(20.8)

Earnings (loss) per share attributable to Quad common shareholders
Basic:
Continuing operations	$0.14	$(0.23)
Discontinued operations	0.01	(0.19)
Basic earnings (loss) per share attributable to Quad common shareholders	$0.15	$(0.42)

Diluted:
Continuing operations	$0.14	$(0.23)
Discontinued operations	0.01	(0.19)
Diluted earnings (loss) per share attributable to Quad common shareholders	$0.15	$(0.42)

Weighted average number of common shares outstanding
Basic	50.2	49.4
Diluted	51.0	49.4

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2019 and 2018
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2019	2018
Net sales	$3,923.4	$3,985.8
Cost of sales	3,192.2	3,221.4
Selling, general and administrative expenses	397.6	358.9
Depreciation and amortization	209.5	214.9
Restructuring, impairment and transaction-related charges	89.4	103.3
Total operating expenses	3,888.7	3,898.5
Operating income from continuing operations	34.7	87.3
Interest expense	90.0	73.2
Net pension income	(6.0)	(12.4)
Loss on debt extinguishment	30.5	—
Earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity	(79.8)	26.5
Income tax benefit	(24.4)	(2.4)
Earnings (loss) from continuing operations before equity in (earnings) loss of unconsolidated entity	(55.4)	28.9
Equity in (earnings) loss of unconsolidated entity	0.3	(1.0)
Net earnings (loss) from continuing operations	(55.7)	29.9
Loss from discontinued operations, net of tax	(100.6)	(22.0)
Net earnings (loss)	(156.3)	7.9
Less: net loss attributable to noncontrolling interests	—	(0.6)
Net earnings (loss) attributable to Quad common shareholders	$(156.3)	$8.5

Earnings (loss) per share attributable to Quad common shareholders
Basic:
Continuing operations	$(1.11)	$0.61
Discontinued operations	(2.01)	(0.44)
Basic earnings (loss) per share attributable to Quad common shareholders	$(3.12)	$0.17

Diluted:
Continuing operations	$(1.11)	$0.59
Discontinued operations	(2.01)	(0.43)
Diluted earnings (loss) per share attributable to Quad common shareholders	$(3.12)	$0.16

Weighted average number of common shares outstanding
Basic	50.0	49.8
Diluted	50.0	51.6

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2019 and 2018
(in millions)
(UNAUDITED)

	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$78.7	$69.5
Receivables, less allowances for doubtful accounts	456.1	497.6
Inventories	210.5	279.0
Prepaid expenses and other current assets	109.0	45.2
Current assets of discontinued operations	56.6	55.3
Total current assets	910.9	946.6

Property, plant and equipment—net	1,036.5	1,153.8
Operating lease right-of-use assets—net	97.9	—
Goodwill	103.0	44.5
Other intangible assets—net	137.2	112.6
Equity method investment in unconsolidated entity	3.6	4.0
Other long-term assets	127.5	89.2
Long-term assets of discontinued operations	0.5	118.4
Total assets	$2,417.1	$2,469.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$416.7	$496.3
Other current liabilities	303.0	285.1
Short-term debt and current portion of long-term debt	40.0	42.9
Current portion of finance lease obligations	7.7	5.0
Current portion of operating lease obligations	30.2	—
Current liabilities of discontinued operations	15.8	22.0
Total current liabilities	813.4	851.3

Long-term debt	1,058.5	882.6
Finance lease obligations	6.0	10.3
Operating lease obligations	70.4	—
Deferred income taxes	2.8	32.1
Other long-term liabilities	221.1	231.8
Long-term liabilities of discontinued operations	0.6	0.8
Total liabilities	2,172.8	2,008.9

Shareholders’ Equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	847.4	861.3
Treasury stock, at cost	(31.5)	(56.6)
Accumulated deficit	(423.5)	(211.4)
Accumulated other comprehensive loss	(167.2)	(152.2)
Quad’s shareholders’ equity	226.6	442.5
Noncontrolling interests	17.7	17.7
Total shareholders’ equity and noncontrolling interests	244.3	460.2
Total liabilities and shareholders’ equity	$2,417.1	$2,469.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2019 and 2018
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2019	2018
OPERATING ACTIVITIES
Net earnings (loss)	$(156.3)	$7.9
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	223.1	230.7
Employee stock ownership plan contribution	—	22.3
Impairment charges	100.0	26.5
Goodwill impairment	10.1	—
Loss on debt extinguishment	30.5	—
Stock-based compensation	13.6	15.6
Gain on the sale or disposal of property, plant and equipment	(6.6)	(17.8)
Gain on the sale of a business	(8.4)	—
Gain from property insurance claims	(0.8)	(18.3)
Deferred income taxes	(57.1)	(14.5)
Other non-cash adjustments to net earnings (loss)	3.9	2.5
Changes in operating assets and liabilities	3.5	5.7
Net cash provided by operating activities	155.5	260.6

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(111.0)	(96.3)
Proceeds from the sale of property, plant and equipment	17.5	32.7
Proceeds from the sale of a business	11.1	—
Proceeds from property insurance claims	0.3	14.5
Loan to an unconsolidated entity	(5.0)	—
Acquisition of businesses—net of cash acquired	(121.0)	(71.4)
Net cash used in investing activities	(208.1)	(120.5)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	1,285.1	7.8
Payments of long-term debt	(1,119.4)	(33.2)
Payments of finance lease obligations	(8.7)	(6.3)
Borrowings on revolving credit facilities	3,636.1	2,563.7
Payments on revolving credit facilities	(3,642.1)	(2,561.1)
Payments of debt issuance costs and financing fees	(20.2)	—
Purchases of treasury stock	—	(36.7)
Proceeds from stock options exercised	—	4.2
Equity awards redeemed to pay employees’ tax obligations	(6.6)	(9.0)
Payment of cash dividends	(57.1)	(62.9)
Contingent consideration paid for business acquired	(5.3)	—
Net cash provided by (used in) financing activities	61.8	(133.5)

Effect of exchange rates on cash and cash equivalents	—	(1.5)

Net increase (decrease) in cash and cash equivalents	9.2	5.1

Cash and cash equivalents at beginning of year	69.5	64.4

Cash and cash equivalents at end of year	$78.7	$69.5
The Condensed Consolidated Statements of Cash Flows include the cash flows related to the United States Book business for all periods presented.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months and Years Ended December 31, 2019 and 2018
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss) from Continuing Operations	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended December 31, 2019
United States Print and Related Services	$965.0	$40.3	$9.5
International	104.9	3.7	2.5
Total operating segments	1,069.9	44.0	12.0
Corporate	—	(15.0)	3.7
Total	$1,069.9	$29.0	$15.7

Three months ended December 31, 2018
United States Print and Related Services	$1,022.3	$64.1	$5.8
International	102.6	(9.6)	17.3
Total operating segments	1,124.9	54.5	23.1
Corporate	—	(52.4)	39.6
Total	$1,124.9	$2.1	$62.7

Year ended December 31, 2019
United States Print and Related Services	$3,521.0	$130.1	$24.6
International	402.4	8.6	10.0
Total operating segments	3,923.4	138.7	34.6
Corporate	—	(104.0)	54.8
Total	$3,923.4	$34.7	$89.4

Year ended December 31, 2018
United States Print and Related Services	$3,598.7	$183.3	$37.5
International	387.1	1.5	22.2
Total operating segments	3,985.8	184.8	59.7
Corporate	—	(97.5)	43.6
Total	$3,985.8	$87.3	$103.3
______________________________

(1)	Restructuring, impairment and transaction-related charges are included within operating income (loss) from continuing operations.

The segment information contained in the above table does not include the operating results related to the United States Book business.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended December 31, 2019 and 2018
(in millions)
(UNAUDITED)

	Three Months Ended December 31,
	2019	2018
Net earnings (loss) attributable to Quad common shareholders	$7.5	$(20.8)
Interest expense	20.4	19.3
Income tax expense (benefit)	3.6	(2.6)
Depreciation and amortization	50.2	52.9
EBITDA (Non-GAAP)	$81.7	$48.8
EBITDA Margin (Non-GAAP)	7.6%	4.3%

Restructuring, impairment and transaction-related charges (1)	15.7	62.7
(Earnings) loss from discontinued operations, net of tax (2)	(0.5)	9.4
Net pension income (3)	(1.5)	(3.1)
Other (4)	0.4	(0.1)
Adjusted EBITDA (Non-GAAP)	$95.8	$117.7
Adjusted EBITDA Margin (Non-GAAP)	9.0%	10.5%
______________________________

(1)	Operating results for the three months ended December 31, 2019 and 2018, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended December 31,
	2019	2018
Employee termination charges (a)	$2.3	$5.8
Impairment charges (b)	4.3	10.2
Transaction-related charges (c)	0.5	7.1
Integration costs (d)	1.2	0.6
Other restructuring charges (e)	7.4	39.0
Restructuring, impairment and transaction-related charges	$15.7	$62.7
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and separation programs.

(b)
Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity and strategic reduction restructuring initiatives, including $5.0 million of impairment charges for machinery and equipment in Peru during the three months ended December 31, 2018.

(c)
Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities, including $6.4 million of legal fees incurred related to the proposed, but now terminated, acquisition of LSC Communications, Inc. (“LSC”) during the three months ended December 31, 2018.

(d)	Integration costs were primarily related to the integration of acquired companies.

(e)
Other restructuring charges includes costs to maintain and exit closed facilities, as well as lease exit charges, and is presented net of gains on the sale of facilities. Included in other restructuring charges during the three months ended December 31, 2018, was a $32.1 million increase to the Company’s multiemployer pension plans (“MEPPs”) withdrawal liability and $10.0 million in charges for certain legal matters and customer contract penalties related to the Company’s operations in Peru.

(2)
(Earnings) loss from discontinued operations, net of tax, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company has applied discontinued operations treatment for the intended sale of its United States Book business in all periods presented, as required by United States GAAP.

(3)
As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA.

(4)
Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Years Ended December 31, 2019 and 2018
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2019	2018
Net earnings (loss) attributable to Quad common shareholders	$(156.3)	$8.5
Interest expense	90.0	73.2
Income tax benefit	(24.4)	(2.4)
Depreciation and amortization	209.5	214.9
EBITDA (Non-GAAP)	$118.8	$294.2
EBITDA Margin (Non-GAAP)	3.0%	7.4%

Restructuring, impairment and transaction-related charges (1)	89.4	103.3
Loss from discontinued operations, net of tax (2)	100.6	22.0
Net pension income (3)	(6.0)	(12.4)
Employee stock ownership plan contribution (4)	—	22.3
Loss on debt extinguishment (5)	30.5	—
Other (6)	1.6	(1.6)
Adjusted EBITDA (Non-GAAP)	$334.9	$427.8
Adjusted EBITDA Margin (Non-GAAP)	8.5%	10.7%
_________________________________

(1)	Operating results for the years ended December 31, 2019 and 2018, were affected by the following restructuring, impairment and transaction-related charges:

	Year Ended December 31,
	2019	2018
Employee termination charges (a)	$22.2	$23.0
Impairment charges (b)	7.9	26.2
Transaction-related charges (c)	51.6	8.2
Integration costs (d)	3.3	1.3
Other restructuring charges (e)	4.4	44.6
Restructuring, impairment and transaction-related charges	$89.4	$103.3
________________________________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and separation programs.

(b)
Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity and strategic reduction restructuring initiatives, including $5.0 million of impairment charges for machinery and equipment in Peru during the year ended December 31, 2018.

(c)
Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities, and included a $45.0 million reverse termination fee paid for the termination of the definitive agreement pursuant to which Quad would have acquired LSC during the year ended December 31, 2019; and included $6.4 million of legal fees incurred related to the proposed, but now terminated, acquisition of LSC during the year ended December 31, 2018.

(d)	Integration costs were primarily related to the integration of acquired companies.

(e)
Other restructuring charges includes costs to maintain and exit closed facilities, as well as lease exit charges, and is presented net of gains on the sale of facilities. An $8.4 million gain on the sale of a business was included during the year ended December 31, 2019. Included in other restructuring charges during the year ended December 31, 2018, was a $32.1 million increase to the Company’s MEPPs withdrawal liability and $10.0 million in charges for certain legal matters and customer contract penalties related to the Company’s operations in Peru.

(2)
Loss from discontinued operations, net of tax, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company has applied discontinued operations treatment for the intended sale of its United States Book business in all periods presented, as required by United States GAAP.

(3)
As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA.

(4)	The Company made a $22.3 million non-cash contribution to the Company’s employee stock ownership plan during the year ended December 31, 2018.

(5)
The $30.5 million loss on debt extinguishment recorded during the year ended December 31, 2019, includes $15.9 million relating to the third amendment to the Company’s April 28, 2014 Senior Secured Credit Facility, completed on January 31, 2019; and $14.6 million relating to the retirement of the Term Loan B, completed on July 26, 2019.

(6)
Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Years Ended December 31, 2019 and 2018
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2019	2018
Net cash provided by operating activities	$155.5	$260.6

Less: purchases of property, plant and equipment	(111.0)	(96.3)
Plus: LSC-related payments (1)	61.3	—

Free Cash Flow (Non-GAAP)	$105.8	$164.3
______________________________

(1)
LSC-related payments include transaction-related costs associated with the proposed, but now terminated, acquisition of LSC, including a $45 million reverse termination fee and incremental interest payments associated with the 2019 amended debt refinancing during the year ended December 31, 2019.

The above calculation of Free Cash Flow includes the cash flows related to the United States Book business for all periods presented.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of December 31, 2019 and 2018
(in millions, except ratio)
(UNAUDITED)

	December 31, 2019		December 31, 2018
Total debt and finance lease obligations on the condensed consolidated balance sheets	$1,112.2		$940.8

Divided by:
Adjusted EBITDA for Quad for the year ended (Non-GAAP)	$334.9		$427.8
Pro forma Adjusted EBITDA for acquired companies (Non-GAAP) (1)	—		2.9
Adjusted EBITDA for the year ended (Non-GAAP)	$334.9		$430.7

Debt Leverage Ratio (Non-GAAP)	3.32	x	2.18	x

Debt Leverage Ratio—net of excess cash (Non-GAAP) (2)	3.12	x	2.05	x
______________________________

(1)
As permitted by the Company’s senior secured credit facility, certain pro forma financial information related to the acquisition of Ivie & Associates (“Ivie”) was included in calculating the Debt Leverage Ratio as of December 31, 2018. As the acquisition of Ivie was completed on February 21, 2018, the $2.9 million pro forma Adjusted EBITDA represents the period from January 1, 2018, to February 20, 2018. Adjusted EBITDA for Ivie was calculated in a consistent manner with the calculation above for Quad. Ivie’s financial information has been consolidated within Quad’s financial results since the date of acquisition. If the two months of pro forma Adjusted EBITDA for Ivie was not included in the calculation, the Company’s Debt Leverage Ratio would have been 2.20x as of December 31, 2018.

(2)
The Company had $79 million and $70 million in cash and cash equivalents at December 31, 2019 and 2018, respectively. Based on the Company’s typical year-end cash balance of approximately $10 million, Quad had $69 million and $60 million of excess cash at December 31, 2019 and 2018, respectively. If the excess cash in each year was used to further pay down debt, the Debt Leverage Ratio would have been 3.12x and 2.05x at December 31, 2019 and 2018, respectively.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
For the Three Months Ended December 31, 2019 and 2018
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2019	2018
Earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity	$10.1	$(14.1)

Restructuring, impairment and transaction-related charges	15.7	62.7
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	25.8	48.6

Income tax expense at 25% normalized tax rate	6.5	12.2
Adjusted net earnings from continuing operations (Non-GAAP)	$19.3	$36.4

Basic weighted average number of common shares outstanding	50.2	49.4
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	0.8	1.5
Diluted weighted average number of common shares outstanding (Non-GAAP)	51.0	50.9

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.38	$0.72

Diluted earnings (loss) per share from continuing operations (GAAP)	$0.14	$(0.23)
Restructuring, impairment and transaction-related charges per share	0.31	1.23
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.07	(0.05)
Income tax expense at 25% normalized tax rate per share	(0.13)	(0.24)
Other items from condensed consolidated statement of operations per share (2)	(0.01)	0.01
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.38	$0.72
______________________________

(1)
Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) employee stock ownership plan contribution; (iv) loss on debt extinguishment; (v) discrete income tax items; (vi) equity in (earnings) loss of unconsolidated entity; and (vii) net earnings (loss) attributable to noncontrolling interests.

(2)
Other items from condensed consolidated statement of operations per share is comprised of the diluted earnings (loss) per share impacts of equity in (earnings) loss of unconsolidated entity and net earnings (loss) attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
For the Years Ended December 31, 2019 and 2018
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2019	2018
Earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity	$(79.8)	$26.5

Restructuring, impairment and transaction-related charges	89.4	103.3
Employee stock ownership plan contribution	—	22.3
Loss on debt extinguishment	30.5	—
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	40.1	152.1

Income tax expense at 25% normalized tax rate	10.0	38.0
Adjusted net earnings from continuing operations (Non-GAAP)	$30.1	$114.1

Basic weighted average number of common shares outstanding	50.0	49.8
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	0.9	1.8
Diluted weighted average number of common shares outstanding (Non-GAAP)	50.9	51.6

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.59	$2.21

Diluted earnings (loss) per share from continuing operations (GAAP)	$(1.11)	$0.59
Restructuring, impairment and transaction-related charges per share	1.76	2.00
Employee stock ownership plan contribution per share	—	0.43
Loss on debt extinguishment per share	0.60	—
Income tax benefit from condensed consolidated statement of operations per share	(0.48)	(0.05)
Income tax expense at 25% normalized tax rate per share	(0.20)	(0.73)
Other items from condensed consolidated statement of operations per share (2)	0.02	(0.03)
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.59	$2.21

______________________________

(1)
Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) employee stock ownership plan contribution; (iv) loss on debt extinguishment; (v) discrete income tax items; (vi) equity in (earnings) loss of unconsolidated entity; and (vii) net earnings (loss) attributable to noncontrolling interests.

(2)
Other items from condensed consolidated statement of operations per share is comprised of the diluted earnings (loss) per share impacts of equity in (earnings) loss of unconsolidated entity and net earnings (loss) attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.